                                                                    EXHIBIT 4.7

                    SECOND AMENDMENT TO THE WESTERN COMPANY
                            RETIREMENT SAVINGS PLAN


         WHEREAS, BJ SERVICES COMPANY ("BJ Services"), as successor to THE WESTERN COMPANY OF NORTH AMERICA ("Western"), has heretofore adopted THE WESTERN COMPANY RETIREMENT SAVINGS PLAN (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, BJ Services desires to transfer sponsorship of the Plan to BJ SERVICES COMPANY, U.S.A (the "Company") and to amend the Plan in certain other respects;

         NOW, THEREFORE, subject to the consummation of the merger of Western with and into BJ Services, the Plan shall be amended as follows, effective April 13, 1995:

         1. Paragraphs (d), (e), and (f) of Section 1.1 of the Plan shall be deleted and the following shall be substituted therefor:

                 "(d)     'Committee' means the Benefits Committee established
         by the President of the Company.

                 (e)      'Company' means BJ Services Company, U.S.A.

                 (f) 'Company Stock' means the common stock of BJ Services Company."

         2. The following shall be added to the end of Section 1.1(g) of the Plan:

         "Notwithstanding the foregoing or any other provision in the Plan to the contrary, the following Employees shall not be eligible to become Participants in the Plan (or resume active participation in the Plan (other than for the limited purposes set forth in Section 6.5(b))):
         (1) any Employee who was not employed by The Western Company of North America ("Western") or any of its subsidiaries immediately prior to the effective time (the "Effective Time") of the merger of Western with and into BJ Services Company and (2) any Employee who was employed by Western or any of its subsidiaries immediately prior to the Effective Time but who subsequently terminated his employment and became reemployed by an Employer or an Affiliated Company."

         3. The second sentence of Section 6.1 of the Plan shall be deleted and the following shall be substituted therefor:

         "All cash dividends, stock dividends, stock splits, and other proceeds received by the Trustee with respect to Company Stock previously credited to a particular Account shall be credited to that particular Account upon receipt by the Trustee."

         4. Section 7.1 of the Plan shall be deleted and the following shall be substituted therefor:

                 "Section 7.1 Committee. The Plan shall be administered on behalf of all Employers by the Committee which shall be established by the President of the Company and shall consist of one or more persons. At any time during his term of office, and for any reason, a member of the Committee may be removed by the President of the Company. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or an Affiliated Company. The members of the Committee shall not receive compensation with respect to their services for the Committee."

         5. As amended hereby the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed on this 10th day of April, 1995.

                                           BJ SERVICES COMPANY


                                           BY:      /s/ Michael McShane
                                              ----------------------------------
                                                Michael McShane
                                                Vice President-Finance, Chief
                                                 Financial Officer


                                           BJ SERVICES COMPANY, U.S.A.


                                           BY:      /s/ Michael McShane
                                              ----------------------------------
                                                Michael McShane
                                                Vice President-Finance